Exhibit  21.1
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                                   RESMED INC
                         SUBSIDIARIES OF THE REGISTRANT


ResMed Holdings Limited (incorporated under the laws of New South Wales, Australia)

ResMed  Limited  (incorporated  under  the  laws of New South Wales, Australia)*

ResMed Asia Pacific Limited (incorporated under the laws of New South Wales, Australia)*

ResMed  Corporation  (a  Minnesota  corporation)

ResMed  (UK)  Limited  (a  United  Kingdom  corporation)*

ResMed  International  Inc  (a  Delaware  corporation)

ResMed  Priess  GmbH  and  Co  Kg  (a  German  corporation)**

ResMed  SA  (a  French  corporation)**

ResMed  Priess  GmbH  (a  German  corporation)

ResMed  Singapore  Pte  Ltd  (a  Singaporean  corporation)**

ResMed  (Malaysia)  Sdn  Bhd  (a  Malaysian  Corporation)**

ResMed  New  Zealand  Limited  (a  New  Zealand  Corporation)**

ResMed  R&D Limited (incorporated under the laws of New South Wales, Australia)*


*A  subsidiary  of  ResMed  Holdings  Limited
**  A  subsidiary  of  ResMed  International  Inc


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